SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: November 1, 2007

CLX INVESTMENT COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-09392	84-0749623
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

29970 Technology Drive, Suite 203, Murrieta, CA 92563

(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 677-6735

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICER

On November 1, 2007, the Registrant accepted the resignation from Robert McCoy as the Registrant’s Interim Chief Executive Officer. Mr. McCoy will continue to serve as Secretary, Treasurer and a member of the Board of Directors. Effective on the same date to fill the vacancy created by Mr. McCoy’s resignation, the Registrant appointed Vera Leonard as the Registrant’s Chief Executive Officer and President. The Registrant and Ms. Leonard are currently in the processes of finalizing an employment agreement; however, as of the date hereof there is not a written employment agreement in place.

Biographical Information for Vera Leonard

Ms. Leonard, age 63, has considerable successful experience in leadership positions with major medical manufacturing and distribution companies. From 1999 to 2003 Ms. Leonard served as vice president of U.S. sales for Quidel Corporation, a Nasdaq listed company that specializes in rapid, point-of care diagnostic tests, Ms. Leonard led negotiations on agreements that added approximately $8 million in annual revenue and helped to grow revenues from $32 million to $51 million in 3 years. She delivered an unprecedented 6 consecutive quarters of financial performance that met or exceeded expectations and saved more than $1,500,000 annually for the company from renegotiations of growth incentive plan, implementation of net pricing strategy and elimination of GPO administration fees. From 2004 to 2005 Ms. Leonard served as director of vendor relations for Henry Schein, Inc., a Fortune 500 distributor of medical and dental supplies to office-based practices worldwide. In this position, she launched 6 new products; negotiated semi-exclusive distribution rights on three innovative new products; designed a product launch template that was adopted for standard use by the entire medical marketing team; negotiated an exclusive special pricing agreement on market-leading product to maximize competitive conversions; and completed an in-depth pricing analysis by vendor, sales division and SKU to assess pricing strategies and assure competitive positioning while maximizing profitability. From 2005 to 2007 Ms. Leonard served as President of Vera Leonard, Inc., an alliance that provides business consulting, leadership development, sales training and executive coaching to individuals and corporations.

Under Ms. Leonard’s leadership, her company received awards for outstanding sales performance and distribution partnering from industry-leading distributors 3 years in a row and 4 years total. She restructured the sales and support organization to establish standards of performance, goal-driven compensation plan, territory-level budget and forecast management while developing individuals for promotion to levels of greater responsibility and leadership.

Previous to these positions, Ms. Leonard served as sales representative, sales manager, regional sales manager, and national sales manager for medical manufacturing and distribution companies where she developed an extensive firsthand knowledge of the medical supply field. These companies ranged from start-ups to major U.S. and international firms.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLX INVESTMENT COMPANY, INC.

November 1, 2007	/s/ Vera Leonard
Date	Vera Leonard, Chief Executive Officer